Your Internet Defender, Inc. 8-K/A

Exhibit 10.25

THIS WARRANT, THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF AND THE SECURITIES, IF ANY, ISSUABLE UPON THE CONVERSION OF SUCH SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES, OR DELIVERY OF AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT OR UNLESS SOLD IN FULL COMPLIANCE WITH RULE 144 UNDER THE ACT.

No. 2014-1	For the purchase of 4,728,191 shares of
Common Stock

WARRANT TO PURCHASE

COMMON STOCK

OF

CORINDUS VASCULAR ROBOTICS, INC.

WHEREAS, Corindus, Inc., (the “Predecessor Company”) issued to Koninklijke Philips Electronics N.V. (the “Holder”) that certain Warrant to Purchase Series D Preferred Stock, dated January 21, 2011 (the “Prior Warrant”);

WHEREAS, the Predecessor Company and Corindus Vascular Robotics, Inc. (the “Company”) entered into a Securities Exchange and Acquisition Agreement dated August 5, 2014 whereby the Company agreed to acquire 100% of the issued and outstanding shares of common stock and preferred stock of the Predecessor Company and rights to acquire shares of common stock and preferred stock of the Predecessor Company, including the Prior Warrant, through an acquisition in exchange for the issuance of shares and rights to acquire shares of the Company’s Common Stock; and

WHEREAS, the Company and the Holder desire to amend and restate the Prior Warrant as set forth in this Warrant to reflect the right to purchase shares of Common Stock of the Company.

NOW, THEREFORE, the parties hereby agree as follows:

The Company, for value received, hereby certifies that the Holder is entitled, subject to the terms set forth below, to purchase from the Company, at any time or from time to time on or after the date hereof and prior to 5:00 p.m. Eastern Time on October 11, 2017, Four Million Seven Hundred Twenty-Eight Thousand One Hundred Ninety-One (4,728,191) shares of Common Stock, par value $0.0001 per share, of the Company (the “Common Stock”), at a purchase price per share equal to the Purchase Price (as defined below), as adjusted upon the occurrence of certain events as set forth in Section 2 of this Warrant. This Warrant is issued in substitution of and replacement for the Prior Warrant.

“Purchase Price” shall mean $1.06 per share.

“Warrant Stock” shall mean the shares of stock issuable upon exercise of this Warrant.

1.            Exercise.

1.1          Manner of Exercise; Payment in Cash. This Warrant may be exercised by the Holder, in whole or in part, by surrendering this Warrant, with the purchase form appended hereto as Exhibit A (the “Purchase Form”) duly executed by the Holder, at the principal office of the Company, or at such other place as the Company may designate, accompanied by payment in full of the Purchase Price payable in respect of the number of shares of Warrant Stock purchased upon such exercise. Payment of the Purchase Price shall be in cash, by certified or official bank check payable to the order of the Company or by wire transfer of immediately available funds.

1.2          Effectiveness. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Section 1.1 above; provided that any exercise of this Warrant on the day of the closing of the sale of shares of Common Stock in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act (the “IPO”), shall be deemed to have been effected immediately prior to such closing and conversion. At such time, the person or persons in whose name or names any certificates for Warrant Stock shall be issuable upon such exercise as provided in Section 1.3 below shall be deemed to have become the holder or holders of record of the Warrant Stock represented by such certificates.

1.3          Delivery of Certificates. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within ten (10) days thereafter, the Company at its sole expense will cause to be issued in the name of, and delivered to, the Holder, or, subject to the terms and conditions hereof, as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

(a)          A certificate or certificates for the number of full shares of Warrant Stock to which such Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash in an amount determined pursuant to Section 1.4 hereof, and

(b)          In case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock (without giving effect to any adjustment therein) equal to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Holder upon such exercise as provided in Section 1.1 above.

1.4          Fractional Shares. The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall make an adjustment therefor in cash on the basis of the fair market value of the Warrant Stock reasonably determined by the Board of Directors of the Company (and, in the case of a conversion of this Warrant, in accordance with Section 1.5(c)).

1.5          Right to Convert Warrant into Stock: Net Issuance.

(a)          Right to Convert. In addition to and without limiting the rights of the Holder under the terms of this Warrant, the Holder shall have the right to convert this Warrant or any portion thereof (the “Conversion Right”) into shares of Warrant Stock as provided in this Section 1.5 at any time or from time to time during the term of this Warrant. Upon exercise of the Conversion Right with respect to a particular number of shares subject to this Warrant (the “Converted Warrant Shares”), the Company shall deliver to the Holder (without payment by the Holder of any Purchase Price or any cash or other consideration) that number of shares of fully paid and nonassessable Warrant Stock determined according to the following formula:

X =	Y(A-B) A

Where:	X =	the number of shares of Warrant Stock that shall be issued to the Holder;

	Y =	the number of shares of Warrant Stock for which this Warrant is being exercised (which shall include both the number of shares of Warrant Stock issued to the Holder and the number of shares of Warrant Stock subject to the portion of the Warrant being cancelled in payment of the Purchase Price);

	A =	the fair market value (as defined below) of one share of Warrant Stock; and

	B =	the Purchase Price then in effect.

No fractional shares shall be issuable upon exercise of the Conversion Right, and, if the number of shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the Holder an amount in cash equal to the fair market value of the resulting fractional share of the Conversation Date (as herein defined).

(b)          Method of Exercise. The Conversion Right may be exercised by the Holder by the surrender of this Warrant at the principal office of the Company together with the Purchase Form duly completed and executed and indicating the number of shares subject to this Warrant which are being surrendered (referred to in Section 1.5(a) hereof as the Converted Warrant Shares) in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of this Warrant together with the aforesaid written statement, or on such later date as is specified therein (the “Conversion Date”). Certificates for the shares issuable upon exercise of the Conversion Right and, if applicable, a new Warrant evidencing the balance of the shares remaining subject to this Warrant, shall be issued as of the Conversion Date and shall be delivered to the Holder within ten (10) days following the Conversion Date.

(c)          Determination of Fair Market Value. For purposes of this Section 1.5, “fair market value” of a share of Warrant Stock as of a particular date (the “Determination Date”) shall mean:

(A)          In the event of the closing of the IPO, then the fair market value per share of Warrant Stock shall be equal to the fair market value of the Company’s Common Stock on the Determination Date. For purposes of making this calculation, the fair market value of the Company’s Common Stock shall be determined as follows:

(1)          If the Company’s Common Stock is traded on an exchange, then the average closing price per share of Common Stock for the ten (10) trading day period immediately prior to the Determination Date;

(2)          If the Company’s Common Stock is not traded on an exchange, then the average of the last bid and asked prices per share of Common Stock for the twenty (20) trading day period immediately prior to the Determination Date; or

(3)          If the Determination Date is the date of the closing of the IPO, then the initial public offering price (before deducting commissions, discounts or expenses) at which the Common Stock is sold in the IPO;

(4)          In the event that the Determination Date is the date of a liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up with respect to the Warrant Stock under the Company’s Certificate of Incorporation (as amended from time to time), then the fair market value per share of the Warrant Stock shall be determined by aggregating all amounts to be payable per share to holders of the Warrant Stock in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Warrant Stock in liquidation, assuming for the purposes of this subsection that all of the shares of Warrant Stock issuable upon exercise of all of the Warrants are outstanding at the Determination Date; or

(5)          In all other cases, the fair market value per share of the Warrant Stock shall be determined in good faith by the Company’s Board of Directors upon review of relevant factors.

1.6          Automatic Exercise. Immediately before the expiration of this Warrant, to the extent this Warrant is not previously exercised, and if the fair market value of one share of the Common Stock subject to this Warrant is greater than the Purchase Price then in effect as adjusted pursuant to this Warrant, then this Warrant shall be deemed automatically exercised and converted pursuant to Section 1.5 above, even if not surrendered.

2.          Certain Adjustments. The Purchase Price and the number of shares of Warrant Stock deliverable upon exercise of the Warrant shall be subject to adjustment from time to time as follows:

2.1          Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant, or any portion hereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, the number of shares of Warrant Stock issuable on exercise of this Warrant shall be (i) proportionately increased and the Purchase Price proportionately decreased in the case of a split or subdivision and (ii) proportionately decreased and the Purchase Price proportionately increased in the case of a combination.

2.2          Reclassification. If the Company, at any time while this Warrant, or any portion hereof, remains outstanding and unexpired, by reclassification or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change.

2.3          Dividends or Other Distributions. If while this Warrant, or any portion hereof, remains outstanding and unexpired, the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such event, retained such shares and/or all other additional stock available by it as aforesaid during such period.

2.4          Merger, Consolidation or Sale of Assets. If there shall be a merger or consolidation of the Company with or into another corporation (other than a merger or reorganization involving only a change in the state of incorporation of the Company or the acquisition by the Company of other businesses where the Company survives as a going concern), or the sale of all or substantially all of the Company’s capital stock or assets to any other person or entity, then as a part of such transaction, provision shall be made so that the Holder shall thereafter be entitled to receive the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from the merger, consolidation or sale, to which the Holder would have been entitled if the Holder had exercised its rights pursuant to this Warrant immediately prior thereto. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 2 to the end that the provisions of this Section 2 shall be applicable after that event in as nearly equivalent a manner as may be practicable.

2.5          Certificate of Adjustment. When any adjustment is required to be made in the Purchase Price, the Company shall promptly, but in any event not later than fifteen (15) days thereafter, mail to the Holder a certificate setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such certificate shall also set forth the kind and amount of stock or other securities or property into which this Warrant shall be exercisable following the occurrence of any of the events specified in this Section 2. The Company shall, as promptly as reasonably practicable after the written request at any time of the Holder (but in any event not later than fifteen (15) days thereafter), furnish or cause to be furnished to the Holder a certificate setting forth (i) the Purchase Price then in effect and (ii) the number of shares of Warrant Stock and the amount, if any, of other securities, cash or property which then would be received upon the exercise of this Warrant.

3.          Stock Fully Paid; Reservation of Stock; Listing. All shares of Common Stock issuable that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. The Company agrees that the Company will at all times have authorized and in reserve, and will keep available, solely for issuance or delivery upon the exercise of this Warrant, the shares of the Common Stock and other securities and properties as from time to time shall be receivable upon the exercise of this Warrant, free and clear of all restrictions on sale or transfer and free and clear of all preemptive rights and rights of first refusal in each case other than those created or consented to by the Holder.

4.          Exchange or Replacement of Warrants. Upon the surrender by the Holder, properly endorsed, to the Company at the principal office of the Company, the Company will issue and deliver to or upon the order of the Holder, at the Company’s expense, a new Warrant or Warrants of like tenor, in the name of the Holder or as the Holder may direct, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock (or other securities, cash and/or property) then issuable upon exercise of this Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

5.          No Impairment. The Company will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

6.          Notices of Record Date, etc. In the event:

(a)          the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

(b)          of any capital reorganization of the Company, any reclassification of the Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant), any consolidation or merger of the Company with or into another corporation, or any transfer of all or substantially all of the assets of the Company; or

(c)          of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will send or cause to be sent to the Holder a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be sent at least ten (10) days prior to the record date or effective date for the event specified in such notice.

7.          No Rights as Stockholder. Until the exercise of this Warrant, the Holder shall not have or exercise any rights by virtue hereof as a stockholder of the Company. Notwithstanding the foregoing, in the event (i) the Company effects a split of the Warrant Stock by means of a stock dividend and the Purchase Price of and the number of shares of Warrant Stock are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), and (ii) the Holder exercises this Warrant between the record date and the distribution date for such stock dividend, the Holder shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Warrant Stock acquired upon such exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

8.          Notices. All notices, requests and other communications hereunder shall be in writing, shall be either (i) delivered by hand, (ii) made by telecopy or facsimile transmission, (iii) sent by overnight courier, or (iv) sent by registered mail, postage prepaid, return receipt requested. In the case of notices from the Company to the Holder, they shall be sent to the address furnished to the Company in writing by the last Holder who shall have furnished an address to the Company in writing. All notices from the Holder to the Company shall be delivered to the Company at its principal office, the address of which is CORINDUS VASCULAR ROBOTICS, INC., 309 Waverley Oaks Road, Waltham, MA 02452, Attn: President, Facsimile No.: (508) 653-3355, or such other address as the Company shall so notify the Holder, with a copy to McDermott Will & Emery LLP, 28 State Street, Boston, MA 02109, Facsimile No.: 617-321-4697, Attention: Richard B. Smith. If the Company should at any time change the location of its principal office to a place other than as set forth above, it shall give prompt written notice to the Holder and thereafter all references in this Warrant to the location of its principal office at the particular time shall be as so specified in such notice. All notices, requests and other communications hereunder shall be deemed to have been given (i) by hand, at the time of the delivery thereof to the receiving party at the address of such party described above, (ii) if made by telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next business day following the day such notices is delivered to the courier service, or (iv) if sent by registered mail, on the fifth business day following the day such mailing is made.

9.          Amendment and Restate of Prior Warrant; Waivers and Modifications. This Warrant amends and restates in its entirety the Prior Warrant. Any term or provision of this Warrant may be waived only by written document executed by the party entitled to the benefits of such terms or provisions. The terms and provisions of this Warrant may be modified or amended only by written agreement executed by the parties hereto.

10.        Headings. The headings in this Warrant are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions of this Warrant.

11.        Governing Law. This Warrant will be governed by and construed in accordance with and governed by the laws of the State of Delaware, without giving effect to the conflict of law principles thereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have caused this Warrant to Purchase Common Stock to be duly executed as of August 12, 2014.

COMPANY:

CORINDUS VASCULAR ROBOTICS, INC.

By:	/s/ David M. Handler
Name:	David M. Handler
Title:	President and CEO

HOLDER:

KONINKLIJKE PHILIPS ELECTRONICS N.V.

By:	/s/ Michiel Thierry
Name:	Michiel Thierry
Title:	Senior Vice President Group Legal

EXHIBIT A

PURCHASE FORM

To: ________________________

The undersigned pursuant to the provisions set forth in the attached Warrant (No. D2014-1), hereby irrevocably elects to (check one):

(A)          purchase ___ shares of the Common Stock, par value $0.0001 per share, of CORINDUS VASCULAR ROBOTICS, INC. (the “Common Stock”), covered by such Warrant and herewith makes payment of $ _________, representing the full purchase price for such shares at the price per share provided for in such Warrant;

(B)          convert ___ Converted Warrant Shares into that number of shares of fully paid and nonassessable shares of Common Stock, determined pursuant to the provisions of Section 1.5 of the Warrant; or

(C)          purchase the maximum number of shares of Warrant Stock covered by such Warrant by converting the appropriate number of Converted Warrant Shares pursuant to the provisions of Section 1.5 of the Warrant.

The Common Stock for which the Warrant may be exercised or converted shall be known herein as the “Warrant Stock.”

The undersigned is aware that the Warrant Stock has not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws. The undersigned understands that reliance by the Company on exemptions under the Securities Act is predicated in part upon the truth and accuracy of the statements of the undersigned in this Purchase Form.

The undersigned represents and warrants that (1) it has been furnished with all information which it deems necessary to evaluate the merits and risks of the purchase of the Warrant Stock, (2) it has had the opportunity to ask questions concerning the Warrant Stock and the Company and all questions posed have been answered to its satisfaction, (3) it has been given the opportunity to obtain any additional information it deems necessary to verify the accuracy of any information obtained concerning the Warrant Stock and the Company and (4) it has such knowledge and experience in financial and business matters that it is able to evaluate the merits and risks of purchasing the Warrant Stock and to make an informed investment decision relating thereto.

The undersigned hereby represents and warrant that it is purchasing the Warrant Stock for its own account for investment and not with a view to the sale or distribution of all or any part of the Warrant Stock.

The undersigned understands that because the Warrant Stock has not been registered under the Securities Act, it must continue to bear the economic risk of the investment for an indefinite period of time and the Warrant Stock cannot be sold unless it is subsequently registered under applicable federal and state securities laws or an exemption from such registration is available.

The undersigned has considered the federal and state income tax implications of the exercise of the Warrant and the purchase and subsequent sale of the Warrant Stock.

Dated: